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                                                                   EXHIBIT 10.32

                          NATIONAL HOME CENTERS, INC.
                        1996 LONG-TERM PERFORMANCE PLAN
                (Amended and Restated Effective March 1, 1996)
                    (Approved by Stockholders June 6, 1996)


   1.  Objectives.

   The amended and restated 1996 National Home Centers, Inc. Long-Term Performance Plan (the "Plan"), formerly the 1993 Long-Term Tandem and Restricted Stock Incentive Plan of National Home Centers, Inc., is designed to retain executives and other selected employees and reward them for making major contributions to the success of the Company. These objectives are accomplished by making long-term incentive awards under the Plan thereby providing Participants with a proprietary interest in the growth and performance of the Company. It is further intended that stock options granted by the Committee (as defined in Section 2 below) pursuant to Section 7 hereof shall be designated "incentive stock options" ("Incentive Stock Options") within the meaning of
Section 422 of the Code (as defined in Section 2 below) or "nonqualified stock options" ("Nonqualified Stock Options") and, together with Incentive Stock Options, ("Stock Options").

   2.  Definitions.

       (a) "Award"--The grant of any form of stock option, stock appreciation right, stock or cash award whether granted singly, in combination or in tandem, to a Plan Participant pursuant to such terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

       (b) "Award Agreement"--An agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

       (c)  "Board"--The Board of Directors of National Home Centers, Inc.

       (d) "Capital Stock" or "stock"--Authorized and issued or unissued Capital Stock of the Company.

       (e) "Code"--The Internal Revenue Code of 1986, as amended from time to time, and the Regulations issued thereunder.

       (f) "Committee"--The Compensation Committee of the Company's Board, or such other committee of the Board that is designated by the Board to administer the Plan. The committee shall consist of two members appointed by the Board from among its members.

       (g) "Company"--National Home Centers, Inc. and its subsidiaries, including subsidiaries of subsidiaries.

       (h) "Fair Market Value"--The closing price of the Company's Capital Stock on the principal national securities exchange on which the Company's Capital Stock is then listed or admitted to trading, if the Company's Capital Stock is then listed or admitted to trading on any national securities exchange. The closing price shall be the last reported sale price regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, as reported by said exchange. If the Company's Capital Stock is not then so listed on a national securities exchange, the fair market value per share of the Company's Capital Stock on any date shall be deemed to be the closing price (the last reported sale price regular way) in the over-the-counter market as reported by the NASDAQ National Market, if the Company's Capital Stock closing price is then reported on the NASDAQ National Market, or, if the closing price of the Company's Capital Stock is not then reported by the NASDAQ National Market, shall be deemed to be the mean of the highest closing bid and lowest closing asked price of the
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   Company's Capital Stock in the over-the-counter market as reported by the
   National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or, if the Company's Capital Stock is not then quoted by NASDAQ, as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no member of the National Association of Securities Dealers, Inc. furnishes quotes with respect to the Capital Stock of the Company, such fair market value shall be determined by resolution of the Committee. Notwithstanding the foregoing provisions of this Section 2(h), if the Committee shall at any time determine that it is impracticable to apply the foregoing methods of determining fair market value, the Committee is empowered to adopt other reasonable methods for such purpose. The Committee may, if it deems it appropriate, engage the services of an independent qualified expert or experts to appraise the value of the Capital Stock.

       (i) "Participant"-- A person eligible to receive an Award pursuant to the terms of the Plan.

       (j) "Ten Percent Stockholder"--A Participant who, at the time an Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of Capital Stock of the Company.

   3.  Participants.

   Participants shall be employees of the Company (including employees who are also directors or officers of the Company) who hold positions of responsibility and whose performance, in the judgment of the Committee or the management of the Company, can have a significant effect on the success of the Company. In determining the persons to whom Awards shall be granted, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

   4.  Capital Stock Available for Awards.

   The aggregate number of shares of Capital Stock that shall be available for Awards granted wholly or partly in stock under the Plan shall not exceed 300,000 shares. The limitation established hereby shall be subject to adjustment as provided in Section 15 hereof. From time to time, the Board of Directors and appropriate officers of the Company shall take whatever actions are necessary to file required documents with governmental authorities and stock exchanges to make shares of Capital Stock available for issuance pursuant to Awards. Capital Stock related to Awards that are forfeited, terminated, expire unexercised, settled in cash in lieu of stock or in such manner that all or some of the shares covered by an Award are not issued to a Participant, or are exchanged for Awards that do not involve Capital Stock, shall (unless the Plan shall have been terminated) immediately become available for Awards.

   5.  Administration.

   The Plan shall be administered by the Committee which shall have full and exclusive power to interpret the Plan, to grant waivers of Plan restrictions and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be executed in the best interests of the Company and in keeping with the objectives of the Plan.

   6.  Delegation of Authority.

   The Committee may delegate to one or more of its members or to the Chief Executive Officer and to other senior officers of the Company its duties under the Plan pursuant to such conditions or limitations as the Committee may establish.

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   7.  Awards.

   The Committee shall determine the type or types of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions and limitations applicable to each Award. Awards may include but are not limited to those listed in this Section 7. Awards may be granted singly, in combination or in tandem as established in the Award Agreement. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under any other employee plan of the Company, including the plan of any acquired entity.

       (a) Stock Option--A grant of a right to purchase a specified number of shares of Capital Stock at not less than 100% of Fair Market Value on the date of grant during a specified period as determined by the Committee. A Stock Option may be in the form of an Incentive Stock Option or a Nonqualified Stock Option. An Incentive Stock Option, in addition to being subject to applicable terms, conditions and limitations established by the Committee, must comply with Section 422 of the Code which, among other limitations, provides that the aggregate Fair Market Value (determined at the time the option is granted) of Capital Stock exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 (or such other limit as may be required by the Code); shall be priced at not less than 100% of Fair Market Value on the date of the grant; and shall be exercisable for a period of not more than 10 years. In the case of an Incentive Stock Option granted to a 10% Stockholder, (a) the option price shall not be less than 110% of the Fair Market Value of the shares of Capital Stock of the Company on the date of grant of such Incentive Stock Option, and (b) the exercise period shall not exceed five years from the date of grant of such Incentive Stock Option. Only Participants who are employees of the Company (including employees who are also officers and directors) may be granted Incentive Stock Options. A Nonqualified Stock Option is a Stock Option granted under the Plan which is either not designed to qualify as an Incentive Stock Option or is specifically designated in the Award Agreement as a Nonqualified Stock Option, even though the Award by the terms of the Award Agreement meets the requirements of Internal Revenue Code Section 422. A Nonqualified Stock Option may be granted to any person eligible to participate in the Plan.

       (b) Stock Appreciation Right--A right to receive a payment, in cash and/or Capital Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Capital Stock on the date the stock appreciation right ("SAR") is exercised over the Fair Market Value or other specified valuation on the date of grant of the SAR as set forth in the applicable Award Agreement, except that where the SAR is granted in tandem with a stock option, the grant and exercise valuations must be no less than Fair Market Value.

       (c) Stock Award--An Award made in stock or denominated in units of stock. All or part of any stock award may be subject to conditions established by the Committee, and set forth in the Award Agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining growth rates and other comparable measurements of Company performance. Such Awards may be based on Fair Market Value or other specified valuation.

       (d) Cash Award--An Award denominated in cash with the eventual payment amount subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the Award Agreement, including, but not limited to continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining growth rates and other comparable measurements of Company performance.

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   8.  Payment of Awards.

   Payment of Awards may be made in the form of cash, stock or combinations thereof and may include such restrictions as the Committee shall determine, including in the case of stock, restrictions on transfer and forfeiture provisions. When transfer of stock is so restricted or subject to forfeiture provisions it is referred to as "Restricted Stock." Further, with Committee approval, payments may be deferred, either in the form of installments or a future lump sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee to assure that such deferrals comply with applicable requirements of the Code including, at the choice of Participants, the capability to make further deferrals for payment after retirement. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Committee, may require the payment be forfeited in accordance with the provisions of Section 13 of the Plan. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in stock or units of stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in stock or units of stock. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

   9.  Stock Option Exercise.

   The price at which shares of Capital Stock may be purchased under a Stock Option shall be paid in full at the time of the exercise in cash or, if permitted by the Committee, by means of tendering Capital Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Capital Stock or other Awards and may impose such conditions on the use of Capital Stock or other Awards to exercise a Stock Option as it deems appropriate. In the event shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of the shares issued upon the exercise of the Stock Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted plus any additional restrictions that may be imposed by the Committee.

   10. Tax Withholding.

   The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of shares under the Plan, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. If Capital Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

   11. Amendment, Modification, Suspension or Discontinuance of this Plan.

   The Board may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. Subject to changes in law or other legal requirements which would permit otherwise, the Plan may not be amended without the consent of the holders of a majority of the shares of Capital Stock then outstanding, to (a) increase the aggregate number of shares of Capital Stock that may be issued under the Plan (except for adjustments pursuant to Section 15 of the Plan); (b) decrease the option price; (c) materially modify the requirements as to eligibility for participation in the Plan; (d) withdraw administration of the Plan from the Committee or (e) extend the period during which Awards may be granted.

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   12. Termination of Employment and Cessation of Service.

   If the employment of a Participant terminates, other than pursuant to paragraphs (a) through (c) of this Section 12, all unexercised, deferred and unpaid Awards shall be cancelled immediately, unless the Award Agreement provides otherwise.

       (a) Retirement under a Company Retirement Plan. When a Participant's employment terminates as a result of retirement in accordance with the terms of a Company retirement plan, the Committee may permit Awards to continue in effect beyond the date of retirement in accordance with the applicable Award Agreement and the exercisability and vesting of any Award may be accelerated.

       (b) Resignation in the Best Interests of the Company. When a Participant resigns from the Company and, in the judgment of the Chief Executive Officer or other senior officer designated by the Committee, the acceleration and/or continuation of outstanding Awards would be in the best interests of the Company, the Committee may (i) authorize, where appropriate, the acceleration and/or continuation of all or any part of Awards granted prior to such termination, and (ii) permit the exercise, vesting and payment of such Awards for such period as may be set forth in the applicable Award Agreement, subject to earlier cancellation pursuant to Section 13 or at such time as the Committee shall deem the continuation of all or any part of the Participant's Awards are not in the Company's best interest.

       (c)  Death or Disability of a Participant.

           (i) In the event of a Participant's death, the Participant's estate or beneficiaries shall have a period up to the expiration date specified in the Award Agreement within which to receive or exercise any outstanding Award held by the Participant under such terms as may be specified in the applicable Award Agreement. Rights to any such outstanding Awards shall pass by will or the laws of descent and distribution in the following order: (A) to beneficiaries so designated by the Participant; if none; then (B) to a legal representative of the Participant; if none; then (C) to the persons entitled thereto as determined by a court of competent jurisdiction. Awards so passing shall be made at such times and in such manner as if the Participant were living.

           (ii) In the event a Participant is deemed by the Company to be disabled and eligible for benefits pursuant to the terms of a medical disability income plan, any similar or successor plan, or similar plan of another employer, as contemplated by paragraph (b) of this Section 12, Awards and rights to any such Awards may be paid to or exercised by the Participant, if legally competent, or a committee or other legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

           (iii) After the death or disability of a Participant, the Committee may in its sole discretion at any time (A) terminate restrictions in Award Agreements; (B) accelerate any or all installments and rights; and
       (C) instruct the Company to pay the total of any accelerated payments in a lump sum to the Participant, the Participant's estate, beneficiaries or representative--notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the Awards might ultimately have become payable to other beneficiaries.

           (iv) In the event of uncertainty as to interpretation of or controversies concerning this paragraph (c) of Section 12, the Committee's determinations shall be binding and conclusive.

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   13. Cancellation and Rescission of Awards.

   Unless the Award Agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all other applicable provisions of the Award Agreement, the Plan and with the following conditions:

       (a) A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the Chief Executive Officer of the Company or other senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. For Participants whose employment has terminated, the judgment of the Chief Executive Officer shall be based on the Participant's position and responsibilities while employed by the Company, the Participant's postemployment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company's customers, suppliers and competitors and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant who has retired shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than 10% equity interest in the organization or business.

       (b) A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company.

       (c) Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with the provisions of paragraph (a) or (b) of this Section 13 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award shall cause such exercise, payment or delivery to be rescinded. The Company shall notify the Participant in writing of any such rescission within two years after such exercise, payment or delivery. Within ten days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to an Award. Such payment shall be made either in cash or by returning to the Company the number of shares of Capital Stock that the Participant received in connection with the rescinded exercise, payment or delivery.

   14. Nonassignability.

       (a) Except pursuant to paragraph (c) of Section 12 and except as set forth in paragraph (b) of this Section 14, no Award or any other benefit under the Plan shall be assignable or transferable, or payable to or exercisable by, anyone other than the Participant to whom it was granted.

       (b) Where a Participant terminates employment and retains Awards pursuant to paragraph (b) of Section 12 in order to assume a position with a governmental, charitable or educational institution, the Committee, in its discretion and to the extent permitted by law, may authorize a third party (including but not limited to the trustee of a "blind" trust), acceptable to the applicable governmental or institutional authorities, the Participant and the Committee, to act on behalf of the Participant with regard to such Awards.

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   15. Adjustments.

   In the event of any change in the outstanding Capital Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Committee may adjust proportionally (a) the number of shares of Capital Stock (i) reserved under the Plan; and (ii) covered by outstanding Awards denominated in stock or units of stock; (b) the stock prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Capital Stock or any distribution (other than normal cash dividends) to holders of Capital Stock, such adjustments as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume Stock Options, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options.

   16. Notice.

   Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Chief Executive Officer or to the Chief Financial Officer of the Company, and shall become effective when it is received by the office of the Chief Executive Officer or the Chief Financial Officer.

   17. Unfunded Plan.

   Insofar as it provides for Awards of cash and Capital Stock, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Capital Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Capital Stock or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company nor the Board nor the Committee be deemed to be a trustee of any cash, Capital Stock or rights thereto to be granted under the Plan. Any liability of the Company to any Participant with respect to a grant of cash, Capital Stock or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

   18. Governing Law.

   The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the laws of the State of Arkansas and construed accordingly.

   19. Effective and Termination Dates.

   The Plan shall take effect upon its adoption by the Board but shall be subject to the approval of the holders of a majority of the issued and outstanding shares of Capital Stock of the Company, which approval must occur within 12 months after the date the Plan is adopted by the Board. The Plan shall terminate on March 1, 2006, subject to earlier termination by the Board pursuant to Section 11.

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